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                                                                   EXHIBIT 23.4

CONSENT OF KPMG LLP


The Board of Directors
Park Meridian Financial Corporation:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ KPMG LLP


Charlotte, North Carolina
October 12, 2001